                                                                       EXHIBIT 8
                                                                       ---------

Vedder Price          VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                      222 NORTH LASALLE STREET
                      CHICAGO, ILLINOIS 60601-1003
                      312-609-7500
                      FACSIMILE: 312-609-5005

                      A PARTNERSHIP INCLUDING VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                      WITH OFFICES IN CHICAGO AND NEW YORK CITY


                                  July 19, 1999

PrivateBancorp, Inc.
Ten North Dearborn Street
Chicago, Illinois 60602

     Re:  Registration Statement on Form S-4
          ----------------------------------

Gentlemen:

     We have acted as counsel to PrivateBancorp, Inc., a Delaware corporation ("Private"), in connection with the proposed merger (the "Merger") of Towne Square Financial Corporation, a Delaware corporation ("TSFC"), with and into Private, pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of June 24, 1999, by and among Private and TSFC (the "Plan of Reorganization"), as described in the Registration Statement on Form S-4, filed by Private with the Securities and Exchange Commission (the "Commission") on July 19, 1999 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). This opinion is being rendered pursuant to the requirements of Form S-4 under the Act.

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan of Reorganization,
(ii) the Registration Statement and (iii) such other documents, certificates and records as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have also assumed that, in rendering this opinion, the Merger will be consummated pursuant to Delaware law strictly in accordance with the terms of the Plan of Reorganization.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Prospectus included as part of the Registration Statement under the heading "TERMS OF THE MERGER - Certain Federal Income Tax Consequences of the Merger" constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Merger to the parties described therein.

Vedder Price

PrivateBancorp, Inc.
July 19, 1999
Page 2


     This opinion is based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. Although we are not aware of any pending changes to these authorities that would alter our opinion, there can be no assurances that future legislation or administrative changes, court decisions or Internal Revenue Service interpretations will not significantly modify the opinion expressed herein.

     Although the discussion under the heading "TERMS OF THE MERGER - Certain Federal Income Tax Consequences of the Merger" in the Prospectus is based on our interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with the same issues, no assurances can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

     We hereby consent to the use of this opinion in connection with said Registration Statement and to the use of our name under the heading "TERMS OF THE MERGER - Certain Federal Income Tax Consequences of the Merger" in the Prospectus included therein. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Prospectus and Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                         Very truly yours,

                                         /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ